Exhibit 99.1

Press Release	For Immediate Release
Date: April 26, 2018

GLEN BURNIE BANCORP ANNOUNCES

FIRST QUARTER 2018 RESULTS

GLEN BURNIE, MD (April 26, 2018) – Glen Burnie Bancorp (“Bancorp”) (NASDAQ: GLBZ), the bank holding company for The Bank of Glen Burnie (“Bank”), announced today net income of $0.26 million, or $0.09 per basic and diluted common share for the three-month period ended March 31, 2018, as compared to net income of $0.32 million, or $0.10 per basic and diluted common share for the three-month period ended March 31, 2017.

For the three-month period ended March 31, 2018, net loans grew by $5.7 million, or 2.1%, as compared to March 31, 2017. At March 31, 2018, Bancorp had total assets of $390.4 million. Bancorp, the oldest independent commercial bank in Anne Arundel County, will pay its 103rd consecutive quarterly dividend on May 4, 2018.

"By continuing our fiscal 2017 transformative accomplishments into the first quarter of 2018, we are confident that our momentum will drive our results for the remainder of 2018 and beyond,” said John D. Long, President and CEO. “Technology advancements that support our loan origination team contributed to a strong organic loan growth rate of 2.1% when compared to the same period in 2017. We continued to make investments in technology systems during the first quarter that allow us to remain competitive in the rapidly changing technological environment. These improvements allow the Company to remain vigilant in its risk mitigation efforts, and to continue providing a high level of service to our valued customers. Net interest income continued to rise during the first quarter, driving a consistent core earnings expansion. Net interest income grew by $160,000 or 5.7%, this quarter compared to the first quarter of last year, as the yield on our loan portfolio grew from 4.21% to 4.25%, and our funding costs declined by $39,000 or 7.9%, from $491,000 to $452,000. The overall credit environment remained favorable, although a single impaired loan led management to increase the allowance for loan losses to 1.05% of total loans from 0.96% at December 31, 2017. Headquartered in the dynamic Northern Anne Arundel County market, we believe the Bank is well-positioned with sound growth, asset quality and capital levels, a widening net interest margin, and an experienced and seasoned executive team. We remain deeply committed to serving the financial needs of the community through the development of new loan and deposit products.”

Highlights for the First Three Months of 2018

Bancorp continued to grow organically in the first quarter of 2018 driven primarily by favorable net loan growth and supported by an improving 0.51% cost of funds, as compared to 0.56% for the same period in 2017. Bancorp has strong liquidity and capital positions that provide ample capacity for future growth, along with the Bank’s total regulatory capital to risk weighted assets of 13.85% at March 31, 2018.

Return on average assets for the three-month period ended March 31, 2018 was 0.26%, as compared to 0.33% for the three-month period ended March 31, 2017. Return on average equity for the three-month period ended March 31, 2018 was 3.06%, as compared to 3.79% for the three-month period ended March 31, 2017.

The book value per share of Bancorp’s common stock was $11.83 at March 31, 2018, as compared to $12.16 per share at March 31, 2017.

At March 31, 2018, the Bank remained above all “well-capitalized” regulatory requirement levels. The Bank’s tier 1 risk-based capital ratio was approximately 12.73% at March 31, 2018, as compared to 13.14% at March 31, 2017. Liquidity remained strong due to managed cash and cash equivalents, borrowing lines with the FHLB of Atlanta, the Federal Reserve and correspondent banks, and the size and composition of the bond portfolio.

Balance Sheet Review

Total assets were $390.4 million at March 31, 2018, a decrease of 1.31% from $395.5 million at March 31, 2017. Investment securities were $90.3 million at March 31, 2018, a decrease of 0.84% from $91.1 million at March 31, 2017. Total loans were $275.7 million at March 31, 2018, an increase of 2.22% from $269.7 million at March 31, 2017.

Total deposits were $336.2 million at March 31, 2018, a decrease of 1.29% from $340.6 million at March 31, 2017. Non-interest bearing deposits were $107.1 million at March 31, 2018, an increase of 1.80% from $105.2 million at March 31, 2017. Total borrowings were $20.0 million at March 31, 2018, unchanged from $20.0 million at March 31, 2017.

Stockholders’ equity was $33.2 million at March 31, 2018, a decrease of $0.7 million from $33.9 million at March 31, 2017. The decrease in the first quarter 2018 was related to lower corporate earnings and a decrease in other comprehensive income associated with the available for sale bond portfolio.

Nonperforming assets, which consist of nonaccrual loans, troubled debt restructurings, accruing loans past due 90 days or more, and other real estate owned, represented 1.49% of total assets at March 31, 2018, as compared to 1.05% for the same period of 2017.

Review of Financial Results

For the three-month periods ended March 31, 2018 and 2017

Net income for the three-month period ended March 31, 2018 was $0.26 million, as compared to net income of $0.32 million for the three-month period ended March 31, 2017.

Net interest income for the three-month period ended March 31, 2018 totaled $3.0 million, as compared to $2.8 million for the three-month period ended March 31, 2017. Average earning loans and investment securities increased to $366 million for the three month period ended March 31, 2018, as compared to $362 million for the same period of 2017.

Net interest margin for the three-month period ended March 31, 2018 was 3.22%, as compared to 3.07% for the same period of 2017. Lower funding costs were the primary driver of year-over-year results, as the cost of funds decreased 0.05% from 0.56% to 0.51% for the three month periods ending March 31, 2017 and 2018, respectively.

The provision for loan losses for the three-month period ended March 31, 2018 was $0.36 million, as compared to $0.20 million for the same period of 2017. The increase for the three-month period ended March 31, 2018 was primarily the result of deteriorated credit quality of a single participated loan and is not indicative of poor credit quality of the overall loan portfolio. As a result, the allowance for loan losses was $2.9 million at March 31, 2018, representing 1.05% of total loans, as compared to $2.6 million, or 0.96% of total loans for the same period of 2017.

Noninterest income for the three-month period ended March 31, 2018 was $0.49 million, as compared to $0.30 million for the three-month period ended March 31, 2017. The results for the first quarter of 2018 include a $0.21 million gain on redemption of BOLI policy.

For the three-month period ended March 31, 2018, noninterest expense was $2.83 million, as compared to $2.57 million for the three-month period ended March 31, 2017. The primary contributors to the $0.26 million increase, when compared to the three-month period ended March 31, 2017 were increases in salary and employee benefits, occupancy and equipment expenses, legal, accounting and other professional fees and loan collection costs and telephone costs, partially offset by decreases in data processing and item processing services and advertising and marketing related expenses.

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Glen Burnie Bancorp Information

Glen Burnie Bancorp is a bank holding company headquartered in Glen Burnie, Maryland. Founded in 1949, The Bank of Glen Burnie® is a locally-owned community bank with 8 branch offices serving Anne Arundel County. The Bank is engaged in the commercial and retail banking business including the acceptance of demand and time deposits, and the origination of loans to individuals, associations, partnerships and corporations. The Bank’s real estate financing consists of residential first and second mortgage loans, home equity lines of credit and commercial mortgage loans. The Bank also originates automobile loans through arrangements with local automobile dealers. Additional information is available at www.thebankofglenburnie.com.

Forward-Looking Statements

The statements contained herein that are not historical financial information, may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, which could cause the company’s actual results in the future to differ materially from its historical results and those presently anticipated or projected. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. For a more complete discussion of these and other risk factors, please see the company’s reports filed with the Securities and Exchange Commission.

For further information contact:

Jeffrey D. Harris, Chief Financial Officer

410-768-8883

jdharris@bogb.net

106 Padfield Blvd

Glen Burnie, MD 21061

GLEN BURNIE BANCORP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	March 31,	March 31,	December 31,
	2018	2017	2017
	(unaudited)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$2,449	$2,959	$2,610
Interest bearing deposits with banks and federal funds sold	6,079	14,371	9,995
Total Cash and Cash Equivalents	8,528	17,330	12,605

Investment securities available for sale, at fair value	90,329	91,097	89,349
Restricted equity securities, at cost	1,231	1,228	1,232

Loans, net of deferred fees and costs	275,716	269,707	271,612
Allowance for loan losses	(2,899)	(2,602)	(2,589)
Loans, net	272,817	267,105	269,023

Real estate acquired through foreclosure	114	114	114
Premises and equipment, net	3,271	3,611	3,371
Bank owned life insurance	8,290	9,377	8,713
Deferred tax assets, net	2,759	3,133	2,429
Accrued interest receivable	1,182	1,115	1,133
Accrued taxes receivable	-	645	465
Prepaid expenses	554	537	433
Other assets	1,295	238	583
Total Assets	$390,370	$395,530	$389,450

LIABILITIES
Noninterest-bearing deposits	$107,073	$105,190	$104,017
Interest-bearing deposits	229,097	235,396	230,221
Total Deposits	336,170	340,586	334,238

Short-term borrowings	20,000	10,000	20,000
Long-term borrowings	-	10,000	-
Defined pension liability	341	369	335
Accrued Taxes Payable	134	-	-
Accrued expenses and other liabilities	538	644	835
Total Liabilities	357,183	361,599	355,408

STOCKHOLDERS' EQUITY
Common stock, par value $1, authorized 15,000,000 shares, issued and outstanding 2,804,456, 2,790,260, and 2,801,149 shares as of March 31, 2018, March 31, 2017, and December 31, 2017, respectively.	2,804	2,790	2,801
Additional paid-in capital	10,301	10,164	10,267
Retained earnings	21,581	21,745	21,605
Accumulated other comprehensive loss	(1,499)	(768)	(631)
Total Stockholders' Equity	33,187	33,931	34,042
Total Liabilities and Stockholders' Equity	$390,370	$395,530	$389,450

GLEN BURNIE BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share amounts)

	Three Months Ended March 31,
	2018	2017
	(unaudited)	(unaudited)
Interest income
Interest and fees on loans	$2,872	$2,774
Interest and dividends on securities	524	518
Interest on deposits with banks and federal funds sold	48	31
Total Interest Income	3,444	3,323

Interest expense
Interest on deposits	309	333
Interest on short-term borrowings	143	82
Interest on long-term borrowings	-	76
Total Interest Expense	452	491

Net Interest Income	2,992	2,832
Provision for loan losses	360	195
Net interest income after provision for loan losses	2,632	2,637

Noninterest income
Service charges on deposit accounts	67	67
Other fees and commissions	168	161
Gains on redemption of BOLI policies	207	-
Income on life insurance	44	49
Other income	-	2
Total Noninterest Income	486	279

Noninterest expenses
Salary and employee benefits	1,721	1,421
Occupancy and equipment expenses	305	298
Legal, accounting and other professional fees	232	206
Data processing and item processing services	132	168
FDIC insurance costs	58	60
Advertising and marketing related expenses	17	31
Loan collection costs	41	18
Telephone costs	57	55
Other expenses	272	314
Total Noninterest Expenses	2,835	2,571

Income before income taxes	283	345
Income tax expense	28	29

Net income	$255	$316

Basic and diluted net income per common share	$0.09	$0.11

GLEN BURNIE BANCORP AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

For the three months ended March, 2018 and 2017 (unaudited)

(dollars in thousands)

				Accumulated
				Other
		Additional		Comprehensive	Total
	Common	Paid-in	Retained	(Loss)	Stockholders'
	Stock	Capital	Earnings	Income	Equity
Balance, December 31, 2016	$2,787	$10,130	$21,707	$(810)	$33,814

Net income	-	-	316	-	316
Cash dividends, $0.10 per share	-	-	(278)	-	(278)
Dividends reinvested under
dividend reinvestment plan	3	34	-	-	37
Other comprehensive loss	-	-	-	42	42
Balance, March 31, 2017	$2,790	$10,164	$21,745	$(768)	$33,931

				Accumulated
				Other
		Additional		Comprehensive	Total
	Common	Paid-in	Retained	(Loss)	Stockholders'
	Stock	Capital	Earnings	Income	Equity
Balance, December 31, 2017	$2,801	$10,267	$21,605	$(631)	$34,042

Net income	-	-	255	-	255
Cash dividends, $0.10 per share	-	-	(279)	-	(279)
Dividends reinvested under
dividend reinvestment plan	3	34	-	-	37
Other comprehensive income	-	-	-	(868)	(868)
Balance, March 31, 2018	$2,804	$10,301	$21,581	$(1,499)	$33,187

THE BANK OF GLEN BURNIE

CAPITAL RATIOS

(dollars in thousands)

			To Be Considered Adequately Capitalized		To Be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of March 31, 2018:
(unaudited)
Common Equity Tier 1 Capital	$33,132	12.73%	$11,712	4.50%	$16,917	6.50%
Total Risk-Based Capital	$36,047	13.85%	$20,822	8.00%	$26,027	10.00%
Tier 1 Risk-Based Capital	$33,132	12.73%	$15,616	6.00%	$20,822	8.00%
Tier 1 Leverage	$33,126	8.40%	$15,774	4.00%	$19,718	5.00%

As of December 31, 2017:
(audited)
Common Equity Tier 1 Capital	$32,946	12.83%	$11,553	4.50%	$16,687	6.50%
Total Risk-Based Capital	$35,543	13.84%	$20,538	8.00%	$25,673	10.00%
Tier 1 Risk-Based Capital	$32,946	12.83%	$15,404	6.00%	$20,538	8.00%
Tier 1 Leverage	$32,928	8.43%	$15,617	4.00%	$19,521	5.00%

As of March 31, 2017:
(unaudited)
Common Equity Tier 1 Capital	$33,751	13.14%	$11,554	4.50%	$16,690	6.50%
Total Risk-Based Capital	$36,394	14.17%	$20,541	8.00%	$25,677	10.00%
Tier 1 Risk-Based Capital	$33,751	13.14%	$15,406	6.00%	$20,541	8.00%
Tier 1 Leverage	$33,751	8.62%	$15,664	4.00%	$19,580	5.00%

GLEN BURNIE BANCORP AND SUBSIDIARIES

SELECTED FINANCIAL DATA

(dollars in thousands, except per share amounts)

	Three Months Ended			Year Ended
	March 31,	December 31,	March 31,	December 31,
	2018	2017	2017	2017
	(unaudited)	(unaudited)	(unaudited)	(audited)

Financial Data
Assets	$390,353	$389,450	$395,530	$389,450
Investment securities	90,329	89,349	91,097	89,349
Loans, (net of deferred fees & costs)	275,699	271,612	269,707	271,612
Allowance for loan losses	2,899	2,589	2,602	2,589
Deposits	336,169	334,238	340,586	334,238
Borrowings	20,000	20,000	20,000	20,000
Stockholders' equity	33,188	34,042	33,931	34,042
Net income	255	(153)	316	911

Average Balances
Assets	$391,832	$391,254	$391,532	$392,363
Investment securities	92,449	90,084	94,062	91,634
Loans, (net of deferred fees & costs)	273,964	270,402	267,494	269,600
Deposits	334,492	335,312	234,351	335,805
Borrowings	22,752	20,501	20,419	21,458
Stockholders' equity	33,817	34,638	33,811	34,322

Performance Ratios
Annualized return on average assets	0.26%	-0.16%	0.33%	0.23%
Annualized return on average equity	3.06%	-1.75%	3.79%	2.65%
Net interest margin	3.22%	3.20%	3.07%	3.12%
Dividend payout ratio	109%	-183%	88%	123%
Book value per share	$11.83	$12.15	$12.16	$12.15
Basic and diluted net income per share	0.09	(0.05)	0.11	0.33
Cash dividends declared per share	0.10	0.10	0.10	0.40
Basic and diluted weighted average shares outstanding	2,802,509	2,799,832	2,789,012	2,794,381

Asset Quality Ratios
Allowance for loan losses to loans	1.05%	0.95%	0.96%	0.95%
Nonperforming loans to avg. loans	2.09%	1.31%	1.51%	1.32%
Allowance for loan losses to nonaccrual & 90+ past due loans	52.7%	77.7%	68.3%	77.7%
Net charge-offs annualize to avg. loans	0.07%	0.19%	0.12%	0.09%

Capital Ratios
Common Equity Tier 1 Capital	12.73%	12.83%	0.00%	12.83%
Tier 1 Risk-based Capital Ratio	12.73%	12.83%	14.17%	12.83%
Leverage Ratio	8.40%	8.43%	8.62%	8.43%
Total Risk-Based Capital Ratio	13.85%	13.84%	13.14%	13.84%